PricewaterhouseCoopers LLP
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Boston, MA 02110-1707
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Report of Independent Registered
Public Accounting Firm

To the Trustees of DWS Money
Market Trust and the
Shareholders of DWS Money Market
Series:

In planning and performing our
audit of the financial
statements of DWS Money Market
Series (formerly
Scudder Money Market Series)
(the "Fund"), as of and for the
year ended May 31, 2006 in
accordance with
the standards of the Public
Company Accounting Oversight
Board (United States), we
considered the Fund's
internal control over financial
reporting, including control
activities for safeguarding
securities, as a basis for
designing our auditing
procedures for the purpose of
expressing our opinion on the
financial statements and to
comply with the requirements of
Form N-SAR, but not for the
purpose of expressing an opinion
on the
effectiveness of the Fund's
internal control over financial
reporting.  Accordingly, we
express no such opinion.

The management of the Fund is
responsible for establishing and
maintaining effective internal
control over
financial reporting.  In
fulfilling this responsibility,
estimates and judgments by
management are required to
assess the expected benefits and
related costs of controls.  A
fund's internal control over
financial reporting is
a process designed to provide
reasonable assurance regarding
the reliability of financial
reporting and the
preparation of financial
statements for external purposes
in accordance with generally
accepted accounting
principles.  Such internal
control over financial reporting
includes policies and procedures
that provide
reasonable assurance regarding
prevention or timely detection
of unauthorized acquisition, use
or disposition
of a fund's assets that could
have a material effect on the
financial statements.

Because of its inherent
limitations, internal control
over financial reporting may not
prevent or detect
misstatements. Also, projections
of any evaluation of
effectiveness to future periods
are subject to the risk that
controls may become inadequate
because of changes in
conditions, or that the degree
of compliance with the
policies or procedures may
deteriorate.

A control deficiency exists when
the design or operation of a
control does not allow
management or
employees, in the normal course
of performing their assigned
functions, to prevent or detect
misstatements on
a timely basis. A significant
deficiency is a control
deficiency, or combination of
control deficiencies, that
adversely affects the Fund's
ability to initiate, authorize,
record, process or report
external financial data
reliably in accordance with
generally accepted accounting
principles such that there is
more than a remote
likelihood that a misstatement
of the Fund's annual or interim
financial statements that is
more than
inconsequential will not be
prevented or detected. A
material weakness is a control
deficiency, or combination
of control deficiencies, that
results in more than a remote
likelihood that a material
misstatement of the annual
or interim financial statements
will not be prevented or
detected.

Our consideration of the Fund's
internal control over financial
reporting was for the limited
purpose described
in the first paragraph and would
not necessarily disclose all
deficiencies in internal control
over financial
reporting that might be
significant deficiencies or
material weaknesses under
standards established by the
Public Company Accounting
Oversight Board (United States).
However, we noted no
deficiencies in the
Fund's internal control over
financial reporting and its
operation, including controls
for safeguarding
securities, that we consider to
be material weaknesses as
defined above as of May 31,
2006.

This report is intended solely
for the information and use of
the Trustees, management and the
Securities and
Exchange Commission and is not
intended to be and should not be
used by anyone other than these
specified
parties.



PricewaterhouseCoopers LLP
July 24, 2006
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